Espey Mfg. & Electronics Corp. reports funding award for a facility expansion

Saratoga Springs, NY, February 9, 2023 - Espey Mfg. & Electronics Corp. (NYSE American: ESP) announces funding award for a facility expansion.

Espey has been awarded $7.4 million in funds in support of facility and capital equipment upgrades for testing and qualification for the United States Navy.  The funding is part of the Navy’s investment to improve and sustain the Surface Combatant Industrial Base.  The work will be conducted on Espey’s property in Saratoga Springs, NY, with completion slated for 2024.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/transformers. The Company can be found on the Internet at www.espey.com.

For further information, contact Ms. Katrina Sparano (518)245-4400.

This press release may contain certain statements that are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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